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                             FIRST SUPPLEMENTAL INDENTURE


          FIRST SUPPLEMENTAL INDENTURE, dated as of December 7, 1998, among Archibald Candy Corporation, an Illinois corporation (the "Company"), the Guarantors named herein and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          WHEREAS, the Company has duly issued its 10-1/4% Senior Secured Notes Due 2004 (the "Notes"), in the aggregate principal amount of $100,000,000 pursuant to an Indenture between the Company and the Trustee dated as of July 2, 1997 (the "Indenture"), and the Notes are outstanding on the date hereof; and

          WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may amend certain provisions of the Indenture with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Notes and execute a supplemental indenture to evidence such amendment; and

          WHEREAS, pursuant to a Consent Solicitation Statement, dated November 23, 1998 and the accompanying consent letter, the Company solicited, and has received, consents from Holders representing at least a majority in aggregate principal amount of its outstanding Notes to the certain amendments to the Indenture described therein; and

          WHEREAS, Section 10.7 of the Indenture provides, among other things, that the Company shall cause each Restricted Subsidiary that is formed or acquired after the date of the Indenture to become a Guarantor thereunder and to execute and deliver a supplemental indenture pursuant to which such Restricted Subsidiaries shall unconditionally guarantee all of the Company's Obligations as set forth in Section 10.7 of the Indenture; and

          WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder to comply with Article 10.7 thereof and execute a supplemental indenture with respect thereto; and

          WHEREAS, it is provided in Section 9.4 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder; and

          NOW, THEREFORE, the parties hereto agree as follows:


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SECTION 1   DEFINITIONS

            Capitalized terms not defined herein shall have the meanings given to such terms in the Indenture.

SECTION 2   AMENDMENTS TO THE INDENTURE

Section 2.1 AMENDMENT TO THE "EXECUTION AND AUTHENTICATION" COVENANT.

     The third paragraph of Section 2.2 of the Indenture is hereby amended and restated to read in its entirety as follows:

            The Trustee shall, upon a Company Order, authenticate for original issue up to $130,000,000 aggregate principal amount of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $130,000,000 except as provided in Section 2.7 hereof.

Section 2.2 AMENDMENT TO THE "OPTIONAL REDEMPTION" PROVISION.

     Section 3.7(b) of the Indenture shall be amended and restated in its entirety as follows:

     "(b) At any time or from time to time prior to July 1, 2000, the Company may, at its option, redeem up to one-third of the aggregate principal amount of Notes ever issued under this Indenture at a redemption price of 110.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the applicable redemption date, with the net cash proceeds of one or more Public Equity Offerings; PROVIDED that (i) such redemption shall occur within 90 days of the date of closing of such public offering and (ii) at least two-thirds aggregate principal amount of the Notes ever issued under this Indenture remains outstanding immediately after giving effect to each such redemption."

Section 2.3 CONFORMING CHANGES TO THE INDENTURE.

     The Indenture is otherwise amended, to the extent necessary, to permit the issuance of up to $130,000,000 in the aggregate of the Company's 10-1/4% Senior Secured Notes due 2004.

SECTION 3   GUARANTEE BY RESTRICTED SUBSIDIARIES


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     Each of Sweet Factory Group, Inc., Sweet Factory, Inc., SF Properties,
Inc. and SF Candy Company unconditionally guarantees all of the Company's Obligations as set forth in Section 10.7 of the Indenture.

SECTION 4   MISCELLANEOUS

Section 4.1 GOVERNING LAW.

     THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OR ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 4.2 CONTINUING AGREEMENT.


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     Except as herein amended, all terms, provisions and conditions of the
Indenture, all Exhibits thereto and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.

Section 4.3 CONFLICTS.

     In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

Section 4.4 COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 4.5 HEADINGS, ETC.

     The Headings of the Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


                               [Signature pages follow]


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                                      SIGNATURES


            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Supplemental Indenture as of the date first written above.

                              ARCHIBALD CANDY
                              CORPORATION


                              By:  /s/ Ted A. Shepherd
                              Name:  Ted A. Shepherd
                              Title:  President and Chief Operating Officer

Attest:

/s/ Donna M. Snopek
Name:  Donna M. Snopek
Title:  Vice President Finance and Accounting



                              SWEET FACTORY GROUP, INC.


                              By:  /s/ Ted A. Shepherd
                              Name:  Ted A. Shepherd
                              Title:  President and Chief Operating Officer

Attest:

/s/ Donna M. Snopek
Name:  Donna M. Snopek
Title:  Vice President Finance and Accounting


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                              SWEET FACTORY, INC.


                              By:  /s/ Ted A. Shepherd
                              Name:  Ted A. Shepherd
                              Title:  President and Chief Operating Officer

Attest:

/s/ Donna M. Snopek
Name:  Donna M. Snopek
Title:  Vice President Finance and Accounting



                              SF PROPERTIES, INC.


                              By:  /s/ Ted A. Shepherd
                              Name:  Ted A. Shepherd
                              Title:  President and Chief Operating Officer

Attest:

/s/ Donna M. Snopek
Name:  Donna M. Snopek
Title:  Vice President Finance and Accounting



                              SF CANDY COMPANY


                              By:  /s/ Ted A. Shepherd
                              Name:  Ted A. Shepherd
                              Title:  President and Chief Operating Officer

Attest:

/s/ Donna M. Snopek
Name:  Donna M. Snopek
Title:  Vice President Finance and Accounting


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                              THE BANK OF NEW YORK, as Trustee


                              By:  /s/ Mary LaGumina
                              Name:  Mary LaGumina
                              Title:  Assistant Vice President